Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
March 5, 2012	Tony Davis 318.388.9525
tony.davis@centurylink.com

CENTURYLINK COMMENCES DEBT TENDER OFFER AND CONCURRENT DEBT OFFERING

MONROE, La. . . . CenturyLink (CenturyLink, Inc., NYSE: CTL) announced today that it will seek to extend the average maturity and reduce the average weighted interest rate of its consolidated debt through the combination of a debt tender offer by its wholly-owned subsidiary, Embarq Corporation, and a concurrent public offering of CenturyLink’s senior debt securities.

Tender Offer

Embarq has commenced a debt tender offer (the “Offer”) for its two series of notes listed in the table below (the “Notes”) for an aggregate purchase price (including premium and accrued and unpaid interest) of up to $1.25 billion (the “Tender Cap”).

The Offer will expire at 12:00 midnight, New York City time, on March 30, 2012 (such date and time, as may be extended, the “Expiration Date”).

The full tender offer consideration payable for each $1,000 principal amount of Notes (the “Full Tender Offer Consideration”) validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on March 16, 2012 (such date and time, as may be extended, the “Early Tender Date”), and accepted for purchase, will be determined as described in the Offer to Purchase dated March 5, 2012 (the “Offer to Purchase”) based on the present value of future payments on the applicable series of Notes discounted to the anticipated settlement date at a discount rate equal to the sum of the yield to maturity for the applicable reference security, based on the bid-side price of that reference security at 2:00 p.m., New York City time, on March 16, 2012, plus the applicable fixed spread, minus accrued interest up to, but not including, the anticipated settlement date. Holders of Notes that are validly tendered after the Early Tender Date but at or prior to the Expiration Date and accepted for purchase will receive the Full Tender Offer Consideration minus the amount in cash listed in the table below under the heading “Early Tender Payment,” which will be payable on the anticipated settlement date. In addition, payments for Notes purchased will include accrued interest up to, but not including, the anticipated settlement date. The settlement date is currently anticipated to be April 2, 2012.

If the aggregate principal amount of Embarq’s 7.082% Notes due 2016 (the “2016 Notes”) validly tendered and not validly withdrawn exceeds the maximum tender amount applicable to the 2016 Notes, as set forth in the table below, Embarq will accept for purchase only the maximum tender amount applicable to the 2016 Notes. In addition, the amount of each series of Notes that may be accepted for purchase will be determined in accordance with the acceptance priority levels set forth in the table below. All Notes validly tendered and not validly withdrawn of the series with acceptance priority level 1 will be accepted before any Notes of the series with acceptance priority level 2. If there are sufficient remaining funds to purchase some, but not all, of the Notes of a particular series based on the applicable acceptance priority level, the amount of Notes purchased in that series will be accepted on a pro rata basis as further described in the Offer to Purchase.

The following table sets forth some of the principal terms of the Offer:

Issuer	Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Fixed Spread (Basis Points)	U.S. Treasury Reference Security	Bloomberg Reference Page	Early Tender Payment(1)	Maximum Tender Amount(2)

Embarq Corporation	7.082% Notes due 2016	29078EAB1	$2,000,000,000	1	255 bps	0.875% due February 28, 2017	BBT1	$30.00	$1,000,000,000
Embarq Corporation	6.738% Notes due 2013	29078EAC9	$528,256,000	2	25 bps	0.500% due May 31, 2013	BBT4	$30.00	N/A

(1)	Per $1,000 principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase.
(2)	The maximum tender amount set forth in the table above is expressed as an aggregate principal amount of 2016 Notes and is subject to increase by Embarq in its sole discretion.

Tenders of Notes may be validly withdrawn at any time up until 5:00 p.m., New York City time, on March 16, 2012 (such date and time, as may be extended, the “Withdrawal Date”). Tenders of Notes made after the Withdrawal Date may not be validly withdrawn at any time unless Embarq is otherwise required by law. Subject to applicable law, Embarq reserves the right, but is not obligated, to increase the Tender Cap or the maximum tender amount applicable to the 2016 Notes, in its sole discretion, without extending the Withdrawal Date or otherwise reinstating withdrawal rights. The obligation of Embarq to purchase the Notes is conditioned upon, among other things, successful completion of the senior debt offering that CenturyLink is commencing today concurrently with the Offer (the “Debt Offering”).

CenturyLink expects to record a charge to net income in the first quarter of 2012 relating to the premiums that it expects to pay to tendering holders of Notes and estimated costs associated with the Offer, which charge may be material.

Barclays Capital Inc. and J.P. Morgan Securities LLC are the lead dealer managers for the Offer.

This press release is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. Embarq is making the Offer only by, and pursuant to the terms and conditions of, the Offer to Purchase. The complete terms and conditions of the Offer are set forth in the Offer to Purchase and related letter of transmittal that is being furnished to holders of Notes. Holders are urged to read the tender offer documents carefully when they become available. Copies of these documents may be obtained from the information agent for the Offer, Global Bondholder Services Corporation, at 866-736-2200 (US toll-free) and 212-430-3774 (collect) or from the lead dealer managers, Barclays Capital Inc. at 800-438-3242 (US toll-free) and 212-528-7581 (collect) and J.P. Morgan Securities LLC at 866-834-4666 (US toll-free) and 212-834-4811 (collect).

Debt Offering

Concurrently with the Offer, CenturyLink announced today that it expects, subject to market conditions, to sell fixed-rate senior notes with 10 and 30 year maturities. The actual maturities of the senior notes, if any, sold by CenturyLink in connection with the Debt Offering will depend on market conditions. CenturyLink has not yet entered into a definitive agreement with respect to the Debt Offering, and no assurance can be given that such offering will be completed. CenturyLink expects to use the net proceeds from the Debt Offering, together with available cash and additional borrowings under its revolving credit facility, to provide the total amount of funds required to complete the Offer, including the payment of accrued interest on the Notes purchased thereunder, and to pay all related fees and expenses. The Debt Offering is not conditioned upon the consummation of the Offer.

Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are the joint book-running managers for the Debt Offering.

The senior notes are being offered pursuant to CenturyLink’s existing shelf registration statement, which became automatically effective upon filing with the Securities and Exchange Commission. A preliminary prospectus supplement and accompanying prospectus describing the terms of the Debt Offering will be filed with the Securities and Exchange Commission. When available, copies of the preliminary prospectus supplement and accompanying prospectus for the offering may be obtained from: Barclays Capital Inc. at 1-888-603-5847 or J.P. Morgan Securities LLC at 212-834-4533. This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, and the Debt Offering will not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About CenturyLink

CenturyLink is the third largest telecommunications company in the United States. The company provides broadband, voice, wireless and managed services to consumers and businesses across the country. It also offers advanced entertainment services under the CenturyLink™ Prism™ TV and DIRECTV brands. In addition, the company provides data, voice and managed services to enterprise, government and wholesale customers in local, national and select international markets through its high-quality advanced fiber optic network and multiple data centers. CenturyLink is recognized as a leader in the network services market by key technology industry analyst firms, and is a global leader in cloud infrastructure and hosted IT solutions for enterprises through Savvis, a CenturyLink company. CenturyLink’s customers range from Fortune 500 companies in some of the country’s largest cities to families living in rural America. Headquartered in Monroe, La., CenturyLink is an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information, visit http://www.centurylink.com/.

Forward Looking Statements

This press release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of CenturyLink and Embarq. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to the possibility that Embarq’s existing noteholders will not be receptive to the Offer or CenturyLink’s potential debt investors will not be receptive to the Debt Offering on the terms described above or at all; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in the terms or availability of our credit facilities; changes in our credit ratings; changes in CenturyLink’s cash requirements or financial position; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of CenturyLink or Embarq to consummate the above-described transactions on the terms described above or at all; CenturyLink’s continued access to credit markets on favorable terms; and other risks referenced from time to time in CenturyLink’s filings with the Securities and Exchange Commission. There can be no assurances that the above-described transactions will be consummated on the terms described above or at all. You should be aware that new factors may emerge from time to time and it is not possible for CenturyLink to identify all such factors, nor can CenturyLink predict the impact of each such factor on its plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. CenturyLink undertakes no obligation to update any of its forward-looking statements for any reason.